UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2020

Kannalife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road

Doylestown, PA 18902

(Address of Principal Executive Offices)

(858) 883-2642

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2020, Kannalife, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement, dated as of June 2, 2020 (the “Purchase Agreement”), with an accredited investor (the “Investor”) pursuant to which the Investor purchased a 12% unsecured convertible promissory note (the “Note”) from the Company.

The Note has a principal amount of $165,000 less a $9,000 original issue discount (“OID”) for a purchase price of $156,000, of which $52,000 was paid on June 8, 2020 less $3,100 in transaction fees (the “First Tranche”). The Note matures 12 months from the effective date of each tranche.

All principal amounts and the interest thereon are convertible into shares of the Company’s common stock (the “Common Stock”) at the option of each Investor, after six (6) months from the date of the Note. All closings occurred following the satisfaction of customary closing conditions.

Each Note bears interest at a rate of twelve percent (12%) per annum (with 12 months guaranteed interest) (the “Interest Rate”), which interest shall commence accruing on the date of the Note but shall not be payable until such Note becomes payable (whether at maturity date or upon acceleration or by prepayment) or which may be paid by the Company to each Investor in shares of Common Stock at any time an Investor sends a notice of conversion to the Company. Each Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the Note into shares of the Company’s Common Stock, at any time after six (6) months from the date of the Note, at a conversion price for each share of Common Stock equal to the lesser of (i) 68% multiplied by the lowest Trading Price (as defined below) (representing a discount rate of 32%) during the previous fifteen (15) trading day period ending on the latest complete trading day prior to the date of this Note or (ii) the Variable Conversion Price (as defined below).

The “Trading Price” means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets.

The “Variable Conversion Price” shall mean 68% multiplied by the Market Price (as defined herein) (representing a discount rate of 32%). “Market Price” means the lowest one (1) Trading Price (as defined below) for the Common Stock during the fifteen (15) trading day period ending on the last complete trading day prior to the Conversion Date. The Variable Conversion Price may further be adjusted in connection with the terms of the Note.

The Note may be prepaid with the following premiums: (i) if a Note is prepaid within sixty (60) days of the issuance date, then the prepayment premium shall be 115% of the outstanding principal amount plus any accrued and unpaid interest, subject to Investor’s prior written acceptance in its sole discretion; (ii) if a Note is prepaid during the period beginning on the date which is sixty-one (61) days following the issuance date, and ending on the date which is one hundred twenty (120) days following the issuance date, then the prepayment premium shall be 125% of the outstanding principal amount plus any accrued and unpaid interest, subject to Investor’s prior written acceptance in its sole discretion; (iii) if a Note is prepaid during the period beginning on the date which is one hundred twenty-one (121) days following the issuance date, and ending on the date which is one hundred eighty (180) days following the issuance date, then the prepayment premium shall be 135% of the outstanding principal amount plus any accrued and unpaid interest, subject to Investor’s prior written acceptance in its sole discretion; and (iv) no prepayments after the one hundred eightieth (180th) day following the issuance date.

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In connection with each of the Note, the Company, the Investor and the Company’s transfer agent entered into an irrevocable transfer agent letter (the “Transfer Agent Letter”). The Transfer Agent Letter provides that the Company shall reserve 1,000,000 shares of Common Stock (the “Reserved Amount”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Note. Upon full conversion of the Note, any shares remaining in such reserve shall be released from said reserve. The Company will, from time to time, increases the Reserved Amount in accordance with the Company’s obligations under the Note.

Pursuant to the terms of the Purchase Agreement, for so long as the Investor owns any shares of Common Stock issued upon conversion of the Note (the “Conversion Shares”), the Company covenants to secure and maintain the listing and/or quotation of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the Note and the Purchase Agreement, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions.

The Note contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In the event of default, at the option of the Investor and in the Investor’s sole discretion, the Investor may consider the Note immediately due and payable.

In connection with the Purchase Agreement and the Note, the Company issued a common stock purchase warrant to purchase 36,666 shares of the Company’s common stock at $0.75 per share (the “Warrant”) which may be exercised by cashless exercise, exercisable for a period of three years.

Any shares to be issued pursuant to any conversion of the Note or exercise of the Warrant shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Note for general working capital purposes.

The foregoing descriptions of the Purchase Agreement, the Note, the Transfer Agent Letter and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note and the Transfer Agent Letter, the forms of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Irrevocable Transfer Agent Letter
10.4	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kannalife, Inc.

Dated: June 11, 2020	By:	/s/ Dean Petkanas
Dean Petkanas
Chief Executive Officer and Chairman

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